Exhibit 16.1

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
406 Lippincott Drive
Suite J
Marlton, New Jersey 08053
(856) 355-5900 Fax (856) 396-0022

May 14, 2009

Securities and Exchange Commission 100 F Street N.E.
Washington, D.C. 20549

RE:	DK Investors, Inc. File Ref. No. 000-53224

We have read the statements of DK Investors, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated May 13, 2009 and agree with such statements as they pertain to our firm

Regards,

/s/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Marlton, New Jersey